As filed with the Securities and Exchange Commission on March 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOCERA COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3354663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Vocera Communications, Inc.

525 Race Street

San Jose, CA 95126

(408) 882-5100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

Amended & Restated 2006 Stock Option Plan

Amended & Restated 2000 Stock Option Plan

(Full title of the plans)

Robert J. Zollars

Chief Executive Officer

Vocera Communications, Inc.

525 Race Street

San Jose, CA 95126

(408) 882-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Daniel J. Winnike, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0003 per share
— To be issued under the 2012 Equity Incentive Plan	898,782(2)	$16.00(3)	$14,380,512.00	$1,648.01
— To be issued under the 2012 Employee Stock Purchase Plan	166,666(4)	$13.60(5)	$ 2,266,657.60	$ 259.76
— Outstanding under the Amended & Restated 2006 Stock Option Plan	3,214,227(6)	$ 3.97(7)	$12,760,481.19	$1,462.36
— Outstanding under the Amended & Restated 2000 Stock Option Plan	357,187(8)	$ 0.79(9)	$ 282,177.73	$ 32.34
Total	4,636,862		$29,689,828.52	$3,402.47

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Equity Incentive Plan, 2012 Employee Stock Purchase Plan, Amended & Restated 2006 Stock Option Plan and Amended & Restated 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Shares of common stock reserved for issuance under the 2012 Equity Incentive Plan consist of 898,782 shares of common stock previously reserved but unissued under the Amended & Restated 2006 Stock Option Plan that are now available for issuance under the 2012 Equity Incentive Plan. In addition, pursuant to the terms of the 2012 Equity Incentive Plan, any shares of Registrant’s common stock subject to outstanding awards originally granted under the Amended & Restated 2006 Stock Option Plan and the Amended & Restated 2000 Stock Option Plan that expire, lapse or terminate, or are forfeited, for any reason prior to exercise shall become available for future issuance pursuant to equity awards under the 2012 Equity Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the initial public offering price (the “Offering Price”) of the Registrant’s common stock as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2012 pursuant to Rule 424(b) under the Securities Act.
(4)	Represents shares of Registrant’s common stock reserved for future issuance under the Registrant’s 2012 Employee Stock Purchase Plan.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the Offering Price of the Registrant’s common stock as set forth in the Registrant’s prospectus filed with the Commission on March 28, 2012 pursuant to Rule 424(b) under the Securities Act, multiplied by 85%. Pursuant to the Registrant’s 2012 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Registrant’s common stock.
(6)	Represents shares of Registrant’s common stock reserved for issuance pursuant to stock options outstanding under the Amended & Restated 2006 Stock Option Plan as of the date of this Registration Statement.
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $3.97 per share (rounded up to the nearest cent).
(8)	Represents shares of Registrant’s common stock reserved for issuance pursuant to stock options outstanding under the Amended & Restated 2000 Stock Option Plan as of the date of this Registration Statement.
(9)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $0.79 per share (rounded up to the nearest cent).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s prospectus filed on March 28, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-175932); and

(b)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35469) filed on March 22, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may enter into indemnification contracts with any director, officer, employee or agent of the Registrant;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers to provide these directors and executive officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance, including for securities matters, for its directors and officers.

In addition, three of the Registrant’s directors, Brian D. Ascher, Hany M. Nada and Donald F. Wood, are indemnified by their respective employers with regard to their serving on the Registrant’s board of directors.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on March 26, 2012	S-1	333-175932	3.01	3/26/2012

4.2	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the Registrant’s initial public offering	S-1	333-175932	3.02	3/13/2012

4.3	Bylaws of the Registrant, as amended April 30, 2002	S-1	333-175932	3.03	2/24/2012

4.4	Form of Restated Bylaws of the Registrant, to be effective upon the closing of the Registrant’s initial public offering	S-1	333-175932	3.04	3/13/2012

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Pershing Yoakley & Associates, P.C., independent accountants					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	Amended & Restated 2000 Stock Option Plan and form of stock option agreement	S-1	333-175932	10.02	2/24/2012

99.2	Amended & Restated 2006 Stock Option Plan and form of stock option agreement	S-1	333-175932	10.03	2/24/2012

99.3	2012 Employee Stock Purchase Plan	S-1	333-175932	10.04	3/13/2012

99.4	2012 Equity Incentive Plan and forms of equity award agreements	S-1	333-175932	10.05	3/13/2012

Item 9. Undertakings.

A.     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

         (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

         (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 28th day of March, 2012.

VOCERA COMMUNICATIONS, INC.

By:	/s/ Robert J. Zollars
Robert J. Zollars
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Zollars, William R. Zerella and Jay M. Spitzen, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert J. Zollars Robert J. Zollars	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 28, 2012

/s/ William R. Zerella William R. Zerella	Chief Financial Officer (Principal Accounting and Financial Officer)	March 28, 2012

/s/ Brian D. Ascher Brian D. Ascher	Director	March 28, 2012

/s/ John B. Grotting John B. Grotting	Director	March 25, 2012

/s/ Jeffrey H. Hillebrand Jeffrey H. Hillebrand	Director	March 26, 2012

/s/ Howard E. Janzen Howard E. Janzen	Director	March 24, 2012

/s/ John N. McMullen John N. McMullen	Director	March 26, 2012

/s/ Hany M. Nada Hany M. Nada	Director	March 28, 2012

/s/ Sharon L. O’Keefe Sharon L. O’Keefe	Director	March 25, 2012

/s/ Donald F. Wood Donald F. Wood	Director	March 28, 2012

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on March 26, 2012	S-1	333-175932	3.01	3/26/2012

4.2	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the Registrant’s initial public offering	S-1	333-175932	3.02	3/13/2012

4.3	Bylaws of the Registrant, as amended April 30, 2002	S-1	333-175932	3.03	2/24/2012

4.4	Form of Restated Bylaws of the Registrant, to be effective upon the closing of the Registrant’s initial public offering	S-1	333-175932	3.04	3/13/2012

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Pershing Yoakley & Associates, P.C., independent accountants					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	Amended & Restated 2000 Stock Option Plan and form of stock option agreement	S-1	333-175932	10.02	2/24/2012

99.2	Amended & Restated 2006 Stock Option Plan and form of stock option agreement	S-1	333-175932	10.03	2/24/2012

99.3	2012 Employee Stock Purchase Plan	S-1	333-175932	10.04	3/13/2012

99.4	2012 Equity Incentive Plan and forms of equity award agreements	S-1	333-175932	10.05	3/13/2012